Exhibit 10.21

NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of July 17, 2015, between AP GAMING HOLDCO, INC., a Delaware corporation (the “Company”), and the Optionee set forth on the signature page to this Agreement (the “Optionee”).
WHEREAS, the Company, acting through the Company’s Board of Directors (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), an option under the AP Gaming Holdco, Inc. 2014 Long-Term Incentive Plan (the “Plan”) (capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Securityholders Agreement (as defined in the Plan), as the case may be) to purchase a number of shares of Common Stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and
WHEREAS, future securities in the Company (including those being acquired pursuant to this Agreement) owned by the Optionee shall be subject to the terms of the Securityholders Agreement.
NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:
Section 1.The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request.

Section 2.Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase Shares at the price per Share (the “Option Price”) and in the amount set forth on the signature page hereto. To the extent permitted by the Board, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.

Section 3.Term. The term of the Option shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

Section 4.Vesting. Subject to the Optionee’s not having a Termination of Service prior to the applicable vesting date and except as otherwise set forth in Section 7, the Option shall become vested and exercisable only upon the Board’s determination, made in its sole discretion, that the Company’s EBITDA (calculated for all purposes under this Agreement in a manner consistent with that set forth in the First Lien Credit Agreement, dated as of December 20, 2013, by and between AP Gaming Holdings, LLC, AP Gaming I, LLC, Citicorp North America, Inc. and the other parties thereto) for fiscal year 2017 is at least $140,000,000. In the event a Change in Control occurs prior to the Board’s determination of the Company’s EBITDA for fiscal year 2017, subject to the Optionee’s continued employment through the date of the Change in Control (the “Closing Date”), the Option shall immediately vest and become exercisable upon the Closing Date if and only if the Board determines, in its sole discretion, that the Company’s EBITDA for the twelve-month period preceding the Closing Date is at least $140,000,000. All decisions by the Board with respect to any calculations pursuant to this Section 4 (absent manifest error), including determination of EBITDA, shall be final and binding on the Optionee.

Section 5.Restriction on Transfer/Securityholders Agreement. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the exercise of the Option hereunder will be subject to the Securityholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Securityholders Agreement shall be null and void and without effect.

Section 6.Optionee’s Employment. Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

Section 7.Termination.
(a)The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i)the tenth anniversary of the Grant Date;
(ii)the 180th day following the Termination of Service in the case of a Termination of Service due to the Optionee’s death or Disability;
(iii)the 90th day following the Termination of Service in the case of a Termination of Service due to a termination by the Optionee or due to a termination by the Company without Cause; and
(iv)the date of the Termination of Service in the case of a Termination of Service for Cause.
(b)Except as otherwise provided in Section 4 of this Agreement, upon a Termination of Service for any reason, the unvested portion of the Option shall terminate on the date the Termination of Service occurs.

Section 8.Securities Law Representations. The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of clauses (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:
(a)The Optionee is an “accredited investor” within the meaning of Rule 501(a)(4), (5) or (6) of the Securities Act.
(b)The Optionee is acquiring the Option and, if and when he exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares or Option within the meaning of the Securities Act and/or any applicable state securities laws.
(c)The Optionee acknowledges that he has not acquired the Option or the Shares as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.
(d)The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.
(e)The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.
(f)The Optionee understands that the Option and the Shares are being offered in an acquisition not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Shares have not been and will not be registered under the Securities Act, and that the Option and the Shares are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore acquisition meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.
(g)The Optionee agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.
(h)The Optionee has read and understands the restrictions and limitations set forth in the Securityholders Agreement, the Plan and this Agreement.
(i)The Optionee understands and acknowledges that, if and when he exercises the Option, (i) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (ii) except as otherwise provided under the Securityholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 9.Designation of Beneficiary. The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 10 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10.Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
If to the Company, to:
AP Gaming Holdco, Inc.
5475 South Decatur Blvd., Suite 100
Las Vegas, NV 89118
Facsimile: (702) 722-6705
Attention: Vic Gallo

with a copy (which shall not constitute notice) to:
Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, New York 10019
Facsimile: (646) 350-1501
Attention: David Sambur
If to the Optionee, at the last address in the records of the Company; or, in all cases, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.
Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.
Section 11.Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 12.Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 13.Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Option granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 14.Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15.Restrictive Covenants. The grant, vesting and exercise of the Option pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Section 9 of the Securityholders Agreement and the restrictive covenants set forth in any individual agreement between the Optionee and the Company (or one of its Affiliates).

Section 16.Withholding. As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any federal, state and local taxes required to be withheld in connection with such exercise.

Section 17.Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 18.Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 19.Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 20.Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

AP GAMING HOLDCO, INC.

By:	/s/ David Lopez
Name:	David Lopez
Title:	CEO, President & Secretary

OPTIONEE
/s/ Sigmund Lee
Name:	Sigmund Lee

Number of Shares of Common Stock
subject to the Option:    20,000

Option Price:    $15.70 each

[Signature Page to Option Agreement]